UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2023

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer IdentifiCAtion No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On February 28, 2023, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to provide a corporate update on construction progress for the new Illinois dispensaries, which are managed by the Company and in which the Company, through its subsidiary, DEP Nevada Inc. (“DEP”), have options to acquire.

Tenant improvement construction for the Markham dispensary is moving forward quickly with construction anticipated to complete in early April and the store opening for business later in the same month. The Body and Mind branded retail store is situated in a high-traffic location with plentiful parking.

“We believe that the state of Illinois is broadly underserved when it comes to adult use retail outlets, and we are excited to help alleviate that by advancing our first dispensary in the state. We are looking forward to bringing our retail operation experience to the Illinois market and have developed strong relations with national and Illinois-based brands to ensure our customers have a wide choice of proven, tested cannabis offerings,” stated Michael Mills, CEO of Body and Mind. “With our Markham location seeing over 400,000 cars per day passing within a mile, we believe we will have ample opportunity to demonstrate the customer care we have honed thus far in more competitive markets.”

The second dispensary, located in the Southern Chicago area, has already received community approval from the village of Lynwood. The Company and the Lynwood location’s landlord are currently working to secure building permits.

According to the Illinois Department of Financial and Professional Regulation, 2022 Illinois sales of adult use cannabis were a record-setting $1.55 billion, while being served with no more than 113 open adult use retail outlets in a population of nearly 13 million people.

Body and Mind has the option to indirectly acquire all of the membership interests in each of the Illinois dispensary licensees, NMG IL 1, LLC and NMG IL 4, LLC, pursuant to a convertible credit facility between BaM's subsidiary, DEP and each of NMG IL 1, LLC and NMG IL 4. LLC, and membership interest purchase agreements between DEP and the members of NMG IL 1, LLC and NMG IL 4, LLC, subject to obtaining all required local and state regulatory authorization.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated February 28, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: February 28, 2023	By:	/s/ Michael Mills
Michael Mills President, CEO and Director

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